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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of BioLase Technology, Inc. on Form S-8 (File No.'s 33-51234, 33-73300 and 333-09093) of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated February 27, 1998 on our audits of the consolidated financial statements and consolidated financial statement schedule of BioLase Technology, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.

Newport Beach, California
March 30, 1998